Exhibit 99.1

WhiteHorse Finance, Inc. To Report Second Quarter 2025 Financial Results

NEW YORK, NY, July 25, 2025 – WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the “Company”) (Nasdaq: WHF) today announced that it will release its second quarter financial results for the period ended June 30, 2025 on Thursday, August 7, 2025. The Company will discuss its financial results on a conference call on the same day at 2:00 p.m. ET.

To access the teleconference, please dial 800-267-6316 (domestic) or +1 203-518-9783 (international) approximately 10 minutes before the teleconference’s scheduled start time and reference ID #WHFQ225. Investors may also access the call on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion through August 7, 2025. The teleconference replay can be accessed by dialing 800-934-7879 or +1 402-220-6986 for international callers. A webcast replay will also be available on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

About WhiteHorse Finance, Inc.

WhiteHorse Finance is a business development company that originates and invests in loans to privately held, lower middle market companies across a broad range of industries. The Company’s investment activities are managed by H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, LLC, (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager with over $70 billion of capital under management* across a number of funds focused on the small and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts

Stuart Aronson

WhiteHorse Finance, Inc.

212-506-0500

saronson@higwhitehorse.com

Joyson Thomas

WhiteHorse Finance, Inc.

305-379-2322

jthomas@higwhitehorse.com

Robert Brinberg

Rose & Company

212-257-5932

whitehorse@roseandco.com

Source: WhiteHorse Finance, Inc.

* Based on total capital raised by H.I.G. Capital and affiliates.